UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 8, 2026

(Date of earliest event reported)

BIORESTORATIVE THERAPIES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-37603	30-1341024
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

40 Marcus Drive, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 760-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BRTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Executive Employment Agreements

On July 8, 2026, the Company entered into amendments (the “Employment Agreement Amendments”) to (i) the Employment Agreement, dated as of May 27, 2026, between the Company and Lance Alstodt, then the Company’s President, Chief Executive Officer and Chairman of the Board, (ii) the Employment Agreement, dated as of May 27, 2026, between the Company and Robert Kristal, then the Company’s Chief Financial Officer, and (iii) the Employment Agreement, dated as of June 10, 2026, between the Company and Francisco Silva, the Company’s Vice President, Research and Development (collectively, the “Employment Agreements”). The Employment Agreements were previously filed as Exhibits 99.1 and 99.2 to the Company’s Current Report on Form 8-K filed on May 29, 2026 and Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on June 12, 2026, respectively. As executed on May 27, 2026 and June 10, 2026, Section 9 of each Employment Agreement provided that, upon a “Change in Control” of the type described in clause (i) (acquisition of more than 50% of voting power) or clause (ii) (change in the majority of the incumbent Board) of the definition thereof, the executive would be entitled to receive the cash severance amount provided for in the Employment Agreement, and to accelerated vesting of all outstanding equity awards, whether or not the executive’s employment terminated. The Employment Agreement Amendments revised Section 9 of each Employment Agreement so that such payment and vesting provisions apply only upon a Change in Control of the type described in clause (iii) of the definition (in substance, a reorganization, merger or consolidation in which the Company’s stockholders cease to hold a majority of the voting power, or a sale of all or substantially all of the Company’s assets). The Employment Agreement Amendments did not amend the definition of “Change in Control” or the definition of “Good Reason” in the Employment Agreements. The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full texts of the Employment Agreement Amendments filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, which are incorporated by reference herein. The descriptions of the Employment Agreements and the Employment Agreement Amendments in this Current Report are provided for disclosure purposes only and, as described below under “Departure of Directors and Officers,” are without prejudice to, and shall not constitute an admission, ratification or waiver with respect to, the Company’s rights, claims, defenses and positions regarding the Employment Agreements and any purported obligations thereunder.

Departure of Directors and Officers

On July 11, 2026, David Rosa resigned as a director of the Company and from each committee of the Board of Directors of the Company (the “Board”) on which he served, including the Compensation Committee, effective immediately. Mr. Rosa’s resignation notice did not state any reason for his resignation, and his resignation was not, to the Company’s knowledge, the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On July 13, 2026, the Company received notices of resignation from (i) Lance Alstodt, as President, Chief Executive Officer and Chairman of the Board and, by the terms of his notice, from each other position he held as an officer or director of the Company, and (ii) Robert Kristal, as Chief Financial Officer of the Company and, by the terms of his notice, from each other position (if any) he held as an officer or director of the Company, in each case effective immediately. Each notice asserted that the resignation was for “Good Reason,” as defined in the executive’s Employment Agreement, on the basis of a “Change in Control” asserted to have occurred under clause (ii) of the definition thereof as a result of the changes in the composition of the Board effected in June 2026 in connection with the Loan Agreement, and each executive has requested the general release contemplated by his Employment Agreement in connection with severance benefits thereunder. If the resignations were ultimately determined to constitute resignations for “Good Reason” within the meaning of the Employment Agreements, Messrs. Alstodt and Kristal would assert entitlement to aggregate cash severance payments of approximately $2.85 million in the aggregate, acceleration of outstanding equity awards, and continuation of certain benefits.

The Board has acknowledged the resignations for corporate-records and disclosure purposes, effective as of the dates set forth in the notices. The Board has not accepted, and does not concede, the validity or effect of the Employment Agreements or the characterizations set forth in the resignation notices, including the assertions that a “Change in Control” occurred or that the resignations constitute resignations for “Good Reason,” and the Company has reserved all of its rights, claims and defenses with respect thereto. By unanimous written consent, the Board has authorized an investigation, to be conducted by special counsel under the direction of the Board, into the circumstances surrounding the negotiation, approval, execution and amendment of the Employment Agreements, and has determined that, pending completion of that investigation and further action of the Board, no payments or benefits will be made or provided under or in respect of the Employment Agreements other than accrued and unpaid base salary through the applicable dates of cessation of service and other amounts required by applicable wage-payment law.

Appointment of Officers

Effective July 13, 2026, the Board appointed Katharyn Field, a director of the Company, as an officer of the Company and, by unanimous written consent, the Board confirmed Ms. Field’s appointment as Chief Executive Officer and President of the Company and, on an interim basis pending completion of the Board’s search for a permanent Chief Financial Officer, as interim Chief Financial Officer, Treasurer and Secretary of the Company. Ms. Field serves as the Company’s principal executive officer and, on an interim basis, as its principal financial officer and principal accounting officer. The Board has authorized the commencement of a search for a permanent Chief Financial Officer. In connection with her appointment as an executive officer, the Board determined that Ms. Field is no longer an “independent director” under the Nasdaq listing rules, and she has ceased to serve on the committees of the Board, including as Chair of the Nominating and Corporate Governance Committee.

Katharyn Field, age 43, is the Chief Executive Officer of iSpecimen Inc. (Nasdaq: ISPC), where she oversees performance improvement and the redevelopment of the proprietary software platform. Prior to serving as Chief Executive Officer, she served as President, Chairman, and as an independent director of iSpecimen Inc. She has served as a director of LogProstyle (Nasdaq: LGPS) since September 2024, and as an Executive Director of Akanda Corporation (Nasdaq: AKAN) since June 2022. She previously served as a director of Nuwellis, Inc. (Nasdaq: NUWE) from January 2026 to March 2026, Virpax Pharmaceuticals Inc. (OTCPK: VPRX) from July 2024 to April 2025, and Aerwins Technologies Inc. (OTCPK: AWIN) from May 2023 to May 2024. Ms. Field previously served in various roles at Halo Collective Inc. (OTCQX: HCANF), including as Chief Executive Officer and Chairman from 2022 to 2025, as President from 2020 to 2022, and as Chief Strategy Officer from 2019 to 2020, and also served as Executive Vice President, Corporate Development for MariMed Inc. (OTCMKTS: MRMD) from 2018 to 2019. Ms. Field received her MBA with a concentration in Strategy and Economics from Columbia Business School and a B.A. in Public Policy, with a Minor in Art History, from Stanford University.

Ms. Field was designated as a director of the Company by the Lender pursuant to the Loan Agreement, as previously disclosed in the Company’s Current Report on Form 8-K filed on June 12, 2026. Other than the foregoing, there is no arrangement or understanding between Ms. Field and any other person pursuant to which she was appointed as an officer of the Company. There are no family relationships between Ms. Field and any director or executive officer of the Company, and there are no transactions between Ms. Field and the Company that would be reportable under Item 404(a) of Regulation S-K. The compensation arrangements for Ms. Field in her capacity as an executive officer of the Company have not been determined as of the date of this Current Report; the Company will disclose such arrangements by amendment to this Current Report within four business days after the information is determined or becomes available.

Election of Directors

On July 13, 2026, the Board elected Esha Randhawa as a Class II director of the Company, with a term expiring at the Company’s 2028 annual meeting of stockholders, filling the vacancy created by Mr. Rosa’s resignation, and, on July 14, 2026, the Board elected Steven Brown as a Class III director of the Company, with a term expiring at the Company’s 2026 annual meeting of stockholders, filling the vacancy created by Mr. Alstodt’s cessation of service as a director. Brown is an “independent director” within the meaning of Nasdaq Listing Rule 5605(a)(2), including, as applicable to committee service, under the heightened independence criteria of Nasdaq Listing Rules 5605(c)(2)(A) and 5605(d)(2)(A) and Rules 10A-3 and

10C-1 under the Securities Exchange Act of 1934, as amended. Ms. Randhawa has been appointed to the Audit Committee and as Chair of the Nominating and Corporate Governance Committee, and Mr. Brown has been appointed to the Compensation Committee and the Nominating and Corporate Governance Committee. Mika Grasso continues to serve as Chair of the Audit Committee and has been redesignated as the Board’s “audit committee financial expert,” and Jatinder Dhaliwal has been appointed Chair of the Compensation Committee.

Ms. Randhawa, age 38, is a Registered Pharmacist in the Province of British Columbia (since 2015) with expertise in pharmaceutical regulation and retail and hospital pharmacy operations. Since July 2022, Ms. Randhawa has practiced as a hospital pharmacist, specializing in pain management and renal and transplant pharmaceutical services. From July 2015 to June 2022, Ms. Randhawa served as the manager of a community pharmacy with Rexall Pharmacy Group, a pharmacy chain and subsidiary of McKesson Corporation, where her responsibilities included business development, market expansion and operational and regulatory compliance matters. Ms. Randhawa served as an independent director of Virpax Pharmaceuticals, Inc., a pharmaceutical development company, from November 2024 to March 2025. Other than the foregoing, Ms. Randhawa has not served as a director of any public company during the past five years. Ms. Randhawa holds a Bachelor of Science in Pharmaceutical Sciences (2015) and a Bachelor of Science in Biology (2010), each from the University of British Columbia, and a certificate in Medical Cannabis Education from the University of Vermont (2021). The Board concluded that Ms. Randhawa should serve as a director of the Company in light of her expertise in pharmaceutical operations and healthcare regulation and her prior service as a director of a public pharmaceutical company.

Mr. Brown, age 32, has served since May 2024 as Channel Manager, North America of Boyum IT Solutions, a global software provider of solutions that extend enterprise resource planning systems, where he leads strategic alliances across SAP, Microsoft and ERP reseller networks. Since 2023, Mr. Brown has also served as an independent strategic advisor to wholesale distribution and enterprise manufacturing companies on business planning, partnerships and digital transformation. From January 2019 to May 2024, Mr. Brown served in roles of increasing responsibility at Sana Commerce, a B2B e-commerce software company, including as Partner Manager (July 2023 to May 2024), Senior Business Consultant, North America (January 2021 to July 2023) and Business Consultant (January 2019 to January 2021). From May 2017 to December 2018, Mr. Brown was a sales executive at Professional Sports Publications, a sports publishing and advertising company. Mr. Brown has not served as a director of any public company during the past five years. Mr. Brown holds a Bachelor’s degree in Interdisciplinary Studies (Business Administration) from Fairleigh Dickinson University (2016). The Board concluded that Mr. Brown should serve as a director of the Company in light of his experience in strategic alliances, commercial partnerships and go-to-market strategy.

The Board has affirmatively determined that each of Ms. Randhawa and Mr. Brown is an “independent director” under the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”), including the heightened independence criteria applicable to audit committee and compensation committee service under Nasdaq Listing Rules 5605(c)(2)(A) and 5605(d)(2)(A) and Rules 10A-3 and 10C-1 under the Securities Exchange Act of 1934, as amended.

In connection with such elections, the Board reconstituted its standing committees as follows: Audit Committee: Mika Grasso (Chair), Jatinder Dhaliwal and Esha Randhawa; Compensation Committee: Jatinder Dhaliwal (Chair), Mika Grasso and Steven Brown; and Nominating and Corporate Governance Committee: Esha Randhawa (Chair), Mika Grasso, Jatinder Dhaliwal and Steven Brown. Ms. Randhawa serves on the Audit Committee, and Mr. Brown serves on the Compensation Committee and the Nominating and Corporate Governance Committee. The Board has designated Mika Grasso as the “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

There is no arrangement or understanding between either of Ms. Randhawa or Mr. Brown and any other person pursuant to which such director was elected as a director of the Company, and neither was designated by the Lender. There are no family relationships between either such director and any director or executive officer of the Company, and there are no transactions between either such director and the Company that would be reportable under Item 404(a) of Regulation S-K. Each of Ms. Randhawa and Mr. Brown will receive compensation for service as a non-employee director in accordance with the Company’s standard non-employee director compensation program.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment, dated July 8, 2026, to Employment Agreement, dated as of May 27, 2026, between the Company and Lance Alstodt
10.2	Amendment, dated July 8, 2026, to Employment Agreement, dated as of May 27, 2026, between the Company and Robert Kristal
10.3	Amendment, dated July 8, 2026, to Employment Agreement, dated as of June 10, 2026, between the Company and Francisco Silva
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Date:	July 16, 2026

By:	/s/ Katharyn Field
Name:	Katharyn Field
Title:	Director, Chief Executive Officer, President and Interim Chief Financial Officer